CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.22

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 OF THE SECURITIES ACT OF 1933 CONFIDENTIAL TREATMENT IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          AGREEMENT REGARDING ACADEMIC
                                 CLINICAL STUDY
                                     BETWEEN
                          THE CANCER RESEARCH INSTITUTE
                                 OF CONTRA COSTA
                                       AND
                                 SOMANTA LIMITED

                        CONFIDENTIAL TREATMENT REQUESTED

                   AGREEMENT REGARDING ACADEMIC CLINICAL STUDY


         THIS AGREEMENT REGARDING ACADEMIC CLINICAL STUDY (the "Agreement") is entered into as of August 18, 2005 (the "Effective Date") by and between SOMANTA LIMITED, a corporation organized under the laws of England ("Somanta"), and THE CANCER RESEARCH INSTITUTE OF CONTRA COSTA, a non-profit research institution ("CRICC"), each individually referred to in this Agreement as a "Party" and both collectively as the "Parties".

                                    RECITALS

         WHEREAS, Somanta is the sublicensee under that certain Patent and Know-how Exclusive Sublicense Agreement dated as of even date herewith with Immunodex, Inc. ("Immunodex"), licensee of CRICC, related to certain patents covering the antibody know as HuBrE-3 and certain patents covering the antibody known as HuMc-3;

         WHEREAS, CRICC desires to continue to coordinate a Phase I-II clinical trial with escalating dose protocol of 90Y-HuBrE-3 and/or protocol combining 90Y-HuBrE-3 and Xeloda to be conducted within the United States of America (the "Clinical Trial"); and

         WHEREAS, Somanta desires to provide funding to CRICC to enable the Clinical Trial, subject to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

         1. Selection of Clinical Trial Site. CRICC shall identify an appropriate institution (or institutions) that has the experience, facilities and resources to undertake the Clinical Trial. CRICC shall enter into an agreement with each applicable institution which shall, among other things, require such institution to undertake the Clinical Trial in accordance with generally accepted good clinical practices that are consistent with the Clinical Trial's approved protocol. Before any patient is treated in the Clinical Trial, the institution conducting the Clinical Trial shall have received approval from its institutional review board and any relevant human subject protection committee.

         2. Provision of Materials. CRICC, or Immunodex, shall provide [CONFIDENTIAL TREATMENT REQUESTED] HuBrE-3 for the Clinical Trial to each applicable institution in accordance with any applicable regulations or consents of the U.S. Food and Drug Administration.

         3. Payment Schedule. In connection with the conduct of the Clinical Trial and in consideration for the services to be performed by CRICC in connection therewith, Somanta will make payments to CRICC in accordance with this Section 3. At such time as Somanta shall have received a completed case reporting form for a patient in accordance with the Clinical Trial protocol, Somanta will (i) [CONFIDENTIAL TREATMENT REQUESTED] CRICC in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] conducting the Clinical Trial with respect to

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                        CONFIDENTIAL TREATMENT REQUESTED

such [CONFIDENTIAL TREATMENT REQUESTED], plus (ii) [CONFIDENTIAL TREATMENT REQUESTED]. The parties acknowledge and agree that CRICC is currently obligated to pay [CONFIDENTIAL TREATMENT REQUESTED] per patient in connection with the Clinical Trial. To the extent CRICC engages additional institutions in connection with conduct of the Clinical Trial, CRICC shall use reasonable efforts to negotiate a price to be paid by CRICC for each patient included in the Clinical Trial at such institution shall not exceed the amount to be paid to the [CONFIDENTIAL TREATMENT REQUESTED] per patient.

         4. Supervision of Trial. The Parties acknowledge and agree that the Clinical Trial shall be supervised by a committee comprised of Drs. Jerry Peterson and Roberto Ceriani and each applicable principal investigator at the Clinical Trial site institution(s) (the "Committee"). Drs. Peterson and Ceriani, to the extent permitted by the clinical trial site, shall have direct access to all data produced in and related to the Clinical Trial and the ability to interact with all scientific and clinical members of the Clinical Trial at each institution in addition to each applicable principal investigator. In addition, CRICC or the Clinical Trial site will file, or cause to be filed, any and all reports related to the Clinical Trial as required by applicable law (the "FDA Reports").

         In view of Drs. Peterson's and Ceriani's expertise in the area of the conduct of clinical trials and longstanding involvement in the research and clinical work that has lead to the Clinical Trial, and to avoid any lack of coordination or confusion, Somanta shall, if it receives any inquiry from a clinical site or clinical investigator participating in the Clinical Trial regarding a regulatory, clinical or technical matter, refer such person to one of Drs. Peterson and Ceriani. Drs. Peterson and Ceriani will keep Somanta informed of the resolution of such inquiries.

         5.       Confidentiality.
                  ---------------

                  (a) Confidentiality Obligation. During the term of this Agreement and for a period of five (5) years thereafter, the parties hereto will maintain all Confidential Information (as defined below) as confidential and will not disclose any Confidential Information or use any Confidential Information for any purpose, except (i) as expressly authorized by this Agreement, (ii) as required by law, rule, regulation or court order (provided that the Disclosing Party (as defined below) uses reasonable efforts to obtain a protective order or to seek confidential treatment of any such information required to be disclosed), or (iii) to its employees, agents, consultants and other representatives who require access to such information to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Notwithstanding anything to the contrary herein, (A) CRICC acknowledges and agrees that Somanta may disclose Confidential Information to (i) the U.S. Food and Drug Administration ("FDA") and/or corresponding foreign regulatory authorities in connection with the regulatory filings related to the development of Somanta products, and (ii) potential investors of Somanta in connection with such investors' due diligence investigation of Somanta; and (B) Somanta acknowledges and agrees that CRICC may disclose Confidential Information to the FDA in connection with the filing of the FDA Reports.

                  (b) Definition. For purpose of this Agreement, "Confidential Information" means all information provided by or on behalf of one Party (the "Disclosing Party") to the other Party (the "Receiving Party") in

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                        CONFIDENTIAL TREATMENT REQUESTED

connection with the Clinical Trial and all data and information developed pursuant to the Clinical Trial, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, Confidential Information will not include any information which the Receiving Party can prove by competent written evidence: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (ii) is known by the Receiving Party at the time of receiving such information; (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; (iv) is the subject of a written permission to disclose provided by Disclosing Party, or (v) is published in accordance with Section 6. The Receiving Party may disclose the Confidential Information to comply with applicable governmental regulations, provided that if such disclosure is required, Receiving Party will, to the extent practicable, give reasonable advance notice to Disclosing Party of such disclosure requirement and will use its best efforts to secure confidential treatment of such information required to be disclosed.

         6. PUBLICATIONS. In the event that either Party and/or their respective employees, agents, consultants or other representatives, or those of a clinical site or clinical investigator participating in the Clinical Trial, wish to make a publication (including any oral disclosure made without obligation of confidentiality) relating to the Clinical Trial such Party will deliver to the other Party a copy of the proposed written publication or an outline of such oral disclosure at least thirty (30) days prior to submission for publication or presentation, as applicable. Such other Party will have the right (a) to propose modifications to the publication for protection of Confidential Information or other reasons (however, to avoid any doubt, beyond the delay time period set forth herein to enable patent filing as set forth below, clinical investigators, including without limitation Drs. Peterson and Ceriani, shall not be prohibited from publishing data, results and information from the Clinical Trial), and (b) to request a delay in publication in order to protect patentable information. If such other Party requests such a delay, the Party desiring to publish will delay submission or presentation of the publication for a period of sixty (60) days to enable patent applications protecting such other Party's rights in such information to be filed. Upon the expiration of thirty (30) days from delivery of the proposed written publication or the outline of any oral disclosure, as applicable, to such other Party the Party desiring to publish will be free to proceed with the written publication or the oral presentation, respectively, unless such other Party has requested the delay described above. In no event shall a Party publish any Confidential Information in such proposed publication without the other Party's prior written consent. In addition, CRICC shall require each institution conducting the Clinical Trial to enter into covenants with respect to Confidential Information and publications substantially similar to those contained in Sections 5 and 6 this Agreement.

         7.       Rights to Data.
                  --------------

                  (a) No License. Except as expressly set forth in this Agreement, nothing herein shall be construed as a license, assignment or any other right to practice or use any invention or other intellectual property of any Party to this Agreement.

                  (b) Results and Data. Somanta shall be provided with, and shall have the right to access and use, all data collected or generated in the course of conducting the Clinical Trial, including, without limitation, records, reports, specimens, and other work product generated by or on behalf of any principal investigator in the course of performing the Clinical Trial, whether

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                        CONFIDENTIAL TREATMENT REQUESTED

in written, graphic or electronic form or contained in any computer database or in any computer readable form ("Data"). CRICC agrees to attempt to require the principal investigator to ensure the accuracy, completeness, legibility and timeliness of all Data provided.

          8.      INDEMNIFICATION.
                  ---------------

                  (a) By CRICC. CRICC will defend, indemnify and hold harmless Somanta and its directors, officers, agents, consultants and employees, from and against all claims, demands, actions, suits and proceedings that may be brought or instituted by a third party ("Claims"), and all judgments, damages, losses, liabilities, costs and expenses resulting therefrom, resulting directly from (i) [CONFIDENTIAL TREATMENT REQUESTED], or (ii) [CONFIDENTIAL TREATMENT REQUESTED].

                  (b) By Somanta. Somanta will defend, indemnify and hold harmless CRICC, Immunodex and their trustees, directors, officers, agents, consultants and employees (collectively, the "CRICC Indemnitees") as well as each institution at which the Clinical Trial takes place (including, without limitation, their directors, officers, agents, consultants and employees ("Site Indemnitees"), from and against all Claims, and all judgments, damages, losses, liabilities, costs and expenses (including without limitation attorneys' fees) resulting therefrom, arising out of or resulting from the Clinical Trial, except solely to the extent resulting directly from (i) the gross negligence, recklessness or willful misconduct of any CRICC Indemnitee, (ii) any failure by any CRICC Indemnitee to perform his or her obligations under this Agreement in compliance with applicable laws, rules or regulations, or solely with respect to indemnification of the Site Indemnitees (iii) (a) the gross negligence, recklessness or willful misconduct of any Site Indemnitee, or (b) any failure by any Site Indemnitee to perform his or her obligations under the written agreement contracting for such obligations, in compliance with applicable laws, rules or regulations.

                  (c) Procedure. In the event either Party seeks indemnification under this Section 8, it will inform the other Party of a Claim as soon as reasonably practicable after it receives notice of the claim, will permit the other Party to assume direction and control of the defense of the Claim (at the indemnifying Party's expense) (including the right to settle the Claim solely for monetary consideration), and will cooperate as requested (at the expense of the other Party) in the defense of the Claim. Any failure to promptly provide notice as required in the foregoing sentence shall only relieve the indemnifying Party of its indemnification obligation to the extent the delay prejudices defense of the Claim.

         9.       REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY.
                  -------------------------------------------------------

                  (a) Authority. Each Party represents and warrants that it has full power and authority to enter into this Agreement and to perform all of its obligations hereunder.

                  (b) Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and

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                       CONFIDENTIAL TREATMENT REQUESTED

performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

                  (d) Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         10.      TERM AND TERMINATION.
                  --------------------

                  (a) Term. The term of this Agreement will commence on the Effective Date and will expire upon completion of the Clinical Trial, unless terminated earlier as provided herein or extended by mutual written agreement of the parties. "Completion of the Clinical Trial" for those purposes will be deemed to occur the moment all data from the Clinical Sites has been received, reviewed, and submitted by CRICC and approved by Somanta and the final/closure report is filed with the FDA.

                  (b) Termination. This Agreement may be terminated by either Party with thirty (30) days advance written notice upon material breach of this Agreement by the other Party, unless such breach is cured within such thirty (30) day period. This Agreement may be terminate by the mutual agreement of the Parties. This Agreement will terminate automatically if: (i) at least ten
(10) patients participating in the Clinical Trial are not dosed within twenty-four (24) months after the date of this Agreement on the date that is twenty-four (24) months after the date of this Agreement, or (ii) Somanta becomes obligated to make payments to Immunodex pursuant to Section 8.4.2(f) of the Patent and Know-how Exclusive Sublicense Agreement of even date herewith between Somanta and Immunodex (the "Sublicense Agreement") on the date such obligation arises, or (iii) if the Sublicense Agreement is terminated in its entirety or as to BrE-3 and Somanta is not obligated to make payments to Immunodex pursuant to Section 8.4.2(f) of the Sublicense Agreement pursuant to the terms of Section 8.4.2(f) of the Sublicense Agreement (i.e., Somanta has already paid for at least ten (10) patients pursuant to this Agreement) on the date of such termination of the Sublicense Agreement or portion thereof.

                  (c) Survival Upon Termination. Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination. Sections 5, 6, 7, 8, 9, 10(c) and 11 will survive termination of this Agreement.

         11.      MISCELLANEOUS
                  -------------

                  (a) Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that Somanta may assign this Agreement and its rights and obligations hereunder without such consent to the extent it has the right to assign the Patent and Know-how Exclusive Sublicense Agreement of even date herewith between it and Immunodex, solely to its assignee of such license agreement. The rights and obligations of the parties under this

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                        CONFIDENTIAL TREATMENT REQUESTED

Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement will be void.

                  (b) Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California, as such laws apply to agreements between California residents performed entirely within the State of California.

                  (c) Waiver. Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party's rights or remedies provided under this Agreement.

                  (d) Severability. In case any provision of this Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  (e) Entire Agreement; Amendment. This Agreement sets forth all of the agreements and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the parties with respect to the subject matter hereof, including, without limitation that certain Agreement between Somantis and the Cancer Research Institute of Contra Costa (CRICC) for Conduction of Academic Clinical Trial with 90Y-HuBrE3, and 90Y-HuBrE3 and Chemotherapy dated October 13, 2003 between Somantis Limited and the Cancer Research Institute of Contra Costa, as amended or modified to date. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of each Party. To avoid any doubt, this Agreement in no way amends or supersedes the Patent and Know-how Exclusive Sublicense Agreement of even date herewith between Somanta and Immunodex.

                  (f) Independent Contractors. It is expressly agreed that the parties will be independent contractors and that the relationship between the parties will not constitute a partnership, joint venture or agency of any kind. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.

                  (g) Notice. All notices and other communications provided for hereunder will be in writing and will be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

         If to Somanta:       Somanta Incorporated
                              10 Old Course Drive
                              Newport Beach, CA 92660
                              Attention:  Terrance Bruggeman
                              Facsimile:  949-706-3698

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                        CONFIDENTIAL TREATMENT REQUESTED

         If to CRICC:         Cancer Research Institute of Contra Costa,
                              New York Office
                              [CONFIDENTIAL TREATMENT REQUESTED]

         Either Party may by like notice specify or change an address to which notices and communications will thereafter be sent. Notices sent by facsimile will be effective upon confirmation of receipt, notices sent by mail or overnight delivery service will be effective upon receipt, and notices given personally will be effective when delivered.

                  (h) Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, by facsimile, or both, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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                        CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


SOMANTA LIMITED                          THE CANCER RESEARCH INSTITUTE OF
                                         CONTRA COSTA

By: /s/ TERRANCE J. BRUGGEMAN            By:  /s/ JERRY A. PETERSON
    --------------------------------          ----------------------------------
Name:   Terrance J. Bruggeman            Name:    Jerry A. Peterson
    --------------------------------          ----------------------------------
Title:  Chairman                         Title:   Chief Executive Officer
      ------------------------------            --------------------------------


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